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                                                                     Exhibit 4.2

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                                     UBS AG

                                       TO

                      U.S. BANK TRUST NATIONAL ASSOCIATION
                                     Trustee

                             -----------------------



                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of February 28, 2006

                          Supplement to Indenture Dated
                             as of November 21, 2000


                             -----------------------

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      FIRST SUPPLEMENTAL INDENTURE, dated as of February 28, 2006 to Indenture dated as of November 21, 2000 (the "INDENTURE") between UBS AG, a corporation duly organized and existing under the laws of Switzerland (herein called the "COMPANY"), having its principal office at Bahnhofstrasse 45, Zurich, Switzerland, and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, as Trustee (the "TRUSTEE").

                            RECITALS OF THE COMPANY:

      WHEREAS, Section 901(5) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture to change any of the provisions of the Indenture in respect of one or more series of Securities created after the execution of such supplemental indenture ("AFFECTED SECURITIES");

      WHEREAS, the Company desires to modify certain provisions of the Indenture relating to the notice of redemption by the Company;

      WHEREAS, the entry into this First Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

      WHEREAS, this First Supplemental Indenture is authorized by the Board Resolution dated 18 December 2002, and all things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee according to its terms have been done;

      NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

      For and in consideration of the premises and the purchase of the Affected Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders, from time to time, of the Affected Securities or of series thereof, as follows:



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                                    ARTICLE 1
                                   Amendments

      Section 1.01. Notice on Election to Redeem; Notice to Trustee. Section 1102 of the Indenture is hereby amended, with respect to any Affected Securities, by deleting the phrase "at least 60 days" and replacing it with the phrase "at least 5 Business Days".

      Section 1.02. Notice of Redemption. Section 1104 of the Indenture is hereby amended, with respect to any Affected Securities, by deleting the phrase "not less than 10" and replacing it with the phrase "not less than 5 Business Days".

                                   ARTICLE 2
                            Miscellaneous Provisions

      Section 2.01. Other Terms of Indenture. Except insofar as herein otherwise expressly provided, all provisions, terms and conditions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

      Section 2.02. Terms Defined. All terms defined elsewhere in the Indenture shall have the same meanings when used herein.

      Section 2.03. Separability Clause. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 2.04. Governing Law. This First Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York.

      Section 2.05. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.


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      IN WITNESS WHEREOF the parties hereto have caused this First Supplemental
Indenture to be duly executed, as of the day and year first above written.

                                          UBS AG

                                          By: /s/ BRYAN MURTAGH
                                              -------------------
                                          Name:
                                          Title:

                                          UBS AG

                                          By: /s/ DAVID KELLY
                                              --------------------------
                                          Name:  David Kelly
                                          Title: Managing Director and
                                                 Counsel Region
                                                 Americas Legal








                                          U.S. BANK TRUST NATIONAL
                                          ASSOCIATION

                                          By: /s/ DAVID J. KOLIBACHUK
                                              --------------------------
                                          Name:  David J. Kolibachuk
                                          Title: Vice President



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